UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

Check the appropriate box:

☐     Preliminary Information Statement

☐     Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒     Definitive Information Statement

Offerpad Solutions Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Offerpad Solutions Inc.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

This Information Statement is being furnished by the board of directors of Offerpad Solutions Inc., a Delaware corporation (the “Company,” “Offerpad,” “our” or “we”) and is first being mailed on or about March 1, 2023, to the stockholders of record of our outstanding Class A common stock, par value $0.0001 per share (“Class A Common Stock”), as of the close of business on February 24, 2023. The purpose of this Information Statements is solely to inform you that stockholders representing more than a majority of the voting power of the Company’s common stock (the “Majority Stockholders”) acted by written consent (the “Stockholder Approval”) to vote in favor of the private placement transaction, as described in more detail in the Information Statement accompanying this notice (the “Private Placement”). The Private Placement was approved by the Company’s board of directors (the “Board”) on January 23, 2023.

On January 31, 2023, we entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”) with the investors named therein (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 160,742,959 pre-funded warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). Each Warrant was sold at a price of $0.5599 per Warrant and has an initial exercise price of $0.0001 per Warrant, subject to certain customary anti-dilution adjustment provisions. The exercise price for the Warrants can be paid in cash or on a cashless basis, and the Warrants have no expiration date. The aggregate gross proceeds to the Company of the Transaction, which closed on January 31, 2023 (the “Closing”), were approximately $90.0 million. The Investors included Brian Bair, the Company’s founder, chief executive officer and chairman of the Company’s board of directors (the “Board”); Roberto Sella, a member of the Board; First American Financial Corporation (“First American”), a holder of more than 10% of the Company’s outstanding Class A Common Stock; and Kenneth DeGiorgio, a member of the Board and chief executive officer of First American.

In connection with the Closing, on January 31, 2023 the Majority Stockholders approved the Private Placement to comply with Section 312.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires that the Company secure stockholder approval in the event of certain transactions, including (i) the sale and issuance of securities in a private placement transaction of 20% or more of the Company’s outstanding shares of common stock for less than the Minimum Price (as defined in NYSE Listed Company Manual Section 312.03) and (ii) the sale and issuance of securities of more than 1% of a company’s common stock to a related party for a price less than the Minimum Price. To satisfy the 20-day waiting period after the mailing of the definitive form of this Information Statement to all holders of common stock, as of the record date, informing them of the Stockholder Approval, the Warrants will not be exercisable until at least 21 days after this Information Statement is filed with the SEC or such later time as is necessary to comply with the continued listing requirements of the NYSE.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Article VII, Section A of our third amended and restated certificate of incorporation permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company required to approve the action at a meeting. Accordingly, holders of a majority of the issued and outstanding Class A common stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) voting together as a single class, approved the Private Placement on

January 31, 2023. The full text of this written consent by the Majority Stockholders without a meeting of stockholders is attached to this Information Statement as Annex A. This Information Statement also constitutes notice to you under Section 228 of the DGCL of the actions taken by written consent by the Majority Stockholders without a meeting of stockholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENT FOR THESE ACTIONS UNDER THE DGCL AND NYSE RULES AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED, OR ARE BEING SOLICITED, TO APPROVE THE PRIVATE PLACEMENT.

This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing the non-consenting stockholders of these corporate actions before the Warrants are exercisable or any Class A common stock underlying the Warrants is issued.

Holders of our common stock do not have appraisal or dissenters’ rights under the DGCL in connection with the matters described in this Information Statement and approved by the Majority Stockholders.

You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C, AND PURSUANT TO SECTION 228 OF THE DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Benjamin A. Aronovitch
Benjamin A. Aronovitch Chief Legal Officer and Secretary
Chandler, Arizona
February 28, 2023

Offerpad Solutions Inc.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Offerpad Solutions Inc. (the “Company,” “our,” “we” or “us”) in order to provide notice that, on January 31, 2023 (the “Approval Date”), certain holders of greater than a majority of the voting power of the outstanding shares of our common stock entitled to vote (collectively, the “Majority Stockholders”), without holding a meeting of stockholders at which holders of our common stock would be entitled to vote, have provided written consent to approve an action that would normally require such a meeting (the “Approval”).

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information Concerning the Action by Written Consent

This Information Statement is being mailed on or about March 1, 2023 to the holders of record at the close of business on February 24, 2023 (the “Record Date”) of our Class A common stock and Class B common stock, par value $0.0001 per share (the “Class B common stock,” and together with the Class A common stock, the “common stock”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

The purpose of this Information Statement is to inform holders of our common stock that by written consent without a meeting, the Majority Stockholders approved the entry into a pre-funded subscription agreement, dated January 31, 2023 (the “Subscription Agreement”), for the issuance of an aggregate of 160,742,959 shares of our Class A common stock issuable upon the exercise of pre-funded warrants, for an aggregate purchase price of approximately $90 million (the “Private Placement”). The Private Placement is described in more detail in this Information Statement, and the full text of this written consent by the Majority Stockholders without a meeting of stockholders is attached to this Information Statement as Annex A.

The approval of the Private Placement is required by the NYSE Listed Company Manual, as further described in this Information Statement. While typically the required vote under the NYSE Listed Company Manual is the approval by a majority of votes cast at a meeting of stockholders, because the required Stockholder Approval was obtained by use of written consents in lieu of a special stockholders meeting, the required vote was the written consent of holders of a majority of the shares entitled to vote as of the Approval Date. The written consent of the Majority Stockholders was sufficient to approve the Private Placement. Therefore, no proxies or consents were, or are, being solicited in connection with the Private Placement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Other than the stockholder written consent described above, no other votes are necessary or required to effectuate the Private Placement described in this Information Statement.

Effective Date of Action by Written Consent

This Information Statement is being furnished to all holders of our common stock pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder solely for the purpose of informing stockholders of the approval by the Majority Stockholders of the Private Placement before the Warrants become exercisable into shares of Class A common stock. In accordance with Exchange Act Rule 14c-2, the written consent by the Majority Stockholders without a meeting of stockholders will become effective no sooner than 20 calendar days following the mailing of this Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the terms of the Warrants, the Warrants will be exercisable for shares of our Class A common stock.

Outstanding Shares and Voting Rights as of the Approval Date

As of the Approval Date, our authorized capital stock consisted of 2,370,000,000 shares, consisting of: (i) 2,000,000,000 shares of Class A common stock; (ii) 20,000,000 shares of Class B common stock; (iii) 250,000,000 shares of Class C common stock, having a par value of $0.0001 per share; and (iv) 100,000,000 shares of preferred stock, having a par value of $0.0001 per share, of which 232,476,175 shares of Class A common stock, 14,816,236 shares of Class B common stock and no shares of preferred stock were issued and outstanding, respectively.

Except as otherwise required under our third amended and restated certificate of incorporation (the “certificate of incorporation”), common stock votes together as a single class on all matters. Each share of our outstanding Class A common stock is entitled to one vote on matters submitted for stockholder approval and each share of our outstanding Class B common stock is entitled to 10 votes on matters submitted for stockholder approval.

On January 31, 2023, the Majority Stockholders executed and delivered to the Company a written consent by which holders of 141,145,560 shares of our Class A common stock and 14,816,236 shares of our Class B common stock, or approximately 76% of the voting power of the outstanding shares of our common stock entitled to vote on the matter, approved the Private Placement. Since the Private Placement has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Private Placement and in order to timely effectuate the exercisability of the Warrants, the Board of Directors of the Company elected to utilize, and did in fact obtain, the written consent of the holders of greater than a majority of the voting power of the Company. The Company obtained the written consent of the stockholders who, as of the Approval Date, owned approximately 76% of the Company’s voting stock. The written consent satisfies the stockholder approval requirement for the action taken. Accordingly, under the DGCL, no other Board of Directors or stockholder approval is required in order to effect such action.

No Dissenters’ or Appraisal Rights

The DGCL does not provide dissenters’ or appraisal rights to stockholders of the Company in connection with the Private Placement or any matter described in this Information Statement.

Expenses

The cost of furnishing this Information Statement will be borne by the Company. We will mail this Information Statement to registered stockholders and certain beneficial stockholders of the Company where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving these materials?

A:

We are providing this Information Statement to you for your information to comply with the requirements of the Exchange Act and the DGCL. You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

The record date for determining our stockholders who were entitled to notice of the matters set forth in this Information Statement was February 24, 2023, the date set forth by the Board of Directors of the Company. While typically the required vote under the NYSE rules is the approval by a majority of votes cast at a meeting of stockholders, because the required Stockholder Approval was obtained by use of written consents in lieu of a special shareholders meeting, the required vote was the written consent of holders of a majority of the shares entitled to vote as of the Approval Date. The written consent of the Majority Stockholders was sufficient to approve the Private Placement and the issuance of an aggregate of up to 160,742,959 shares of our Class A common stock upon the exercise of pre-funded warrants. In accordance with Exchange Act Rule 14c-2, the written consent by the Majority Stockholders will become effective no sooner than 20 calendar days following the mailing of this Information Statement. This Information Statement is being mailed on or about March 1, 2023, to stockholders of record as of February 24, 2023. Therefore, these actions will be effective on or about March 21, 2023.

Q:	What information is contained in this Information Statement?

A:

This Information Statement contains information regarding actions approved by the Board of Directors of the Company and holders of an aggregate of 141,145,560 shares of our Class A common stock and 14,816,236 shares of our Class B common stock, representing greater than a majority of the voting power of our common stock as of January 31, 2023. We refer to these stockholders as the Majority Stockholders in this Information Statement.

Q:	What action was taken by written consent of the Majority Stockholders?

A:

The action approved by the written consent of the Majority Stockholders without a meeting of stockholders is more completely described elsewhere in this Information Statement, but in summary the Private Placement involved the issuance of an aggregate of up to 160,742,959 shares of our Class A common stock upon the exercise of pre-funded warrants that were sold for an aggregate purchase price of approximately $90 million described in more detail in this Information Statement. The full text of this written consent by the Majority Stockholders without a meeting of stockholders is attached to this Information Statement as Annex A.

Q:	Why are you not soliciting proxies on this action?

A:

We are not soliciting proxies on the Private Placement because the Majority Stockholders, who together hold approximately 76% of our voting power, provided written consent approving the action, and no other action on the part of our stockholders is necessary or required to effectuate the Private Placement.

Q:	When will the Warrants issued in the Private Placement become exercisable?

A:

In accordance with Exchange Act Rule 14c-2, the written consent of the Majority Stockholders without a meeting of stockholders will become effective no sooner than 20 calendar days following the mailing of this Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the DGCL and the terms of the Securities Purchase Agreement entered into with the investors in connection with the Private Placement, the Warrants will become exercisable into shares of Class A common stock 21-days following the mailing of this Information Statement.

Q:	To whom may I direct any additional questions regarding this Information Statement?

A:	Any additional questions regarding this Information Statement may be directed to:

Offerpad Solutions Inc.

Attention: Chief Legal Officer

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(844) 338-4539

DESCRIPTION OF PRIVATE PLACEMENT, PRE-FUNDED WARRANT SUBSCRIPTION AGREEMENT AND OTHER TRANSACTION DOCUMENTS

Private Placement and Pre-funded Warrant Subscription Agreement

On January 31, 2023, the Company entered into a pre-funded warrant subscription agreement (the “Subscription Agreement”) with the investors named therein (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 160,742,959 Warrants to purchase shares (the “Warrant Shares”) of the Company’s Class A common stock (the “Private Placement”). Each Warrant was sold at a price of $0.5599 per Warrant and has an initial exercise price of $0.0001 per Warrant, subject to certain customary anti-dilution adjustment provisions. The exercise price for the Warrants can be paid in cash or on a cashless basis, and the Warrants have no expiration date. The aggregate gross proceeds to the Company of the Transaction, which closed on January 31, 2023 (the “Closing”), were approximately $90.0 million. The Investors included Brian Bair, the Company’s founder, chief executive officer and chairman of the Company’s board of directors (the “Board”); Roberto Sella, a member of the Board; First American Financial Corporation (“First American”), a holder of more than 10% of the Company’s outstanding Class A Common Stock; and Kenneth DeGiorgio, a member of the Board and chief executive officer of First American.

The Private Placement and the issuance of the Warrant Shares upon exercise of the Warrants has been approved by the Majority Stockholders. The Warrants will not be exercisable until at least 21 days after this Information Statement is filed with the SEC or such later time as is necessary to comply with the listing requirements of the New York Stock Exchange.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including working capital.

Under the terms of the Subscription Agreement, the Company has agreed to file a registration statement covering the resale of the Warrant Shares within ninety (90) calendar days after the Closing (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to be declared effective (A) in the event that the SEC does not review the registration statement, thirty (30) days after the Filing Deadline, or (ii) in the event that the SEC reviews the registration statement, seventy-five (75) days after the Filing Deadline (but in any event, no later than four (4) business days following the SEC indicating that it has no further comments on the registration statement). Pursuant to the terms of the Company’s amended and restated registration rights agreement, dated September 1, 2021 (the “RRA”), any Warrant Shares acquired by Investors who are party to the RRA will be considered “registrable securities” for purposes of the RRA.

The Subscription Agreement and form of Warrant described above include customary representations, warranties and covenants by the Company and the Investors, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Voting Agreement

In connection with the consummation of the Private Placement, the Company, Mr. Bair, First American, LL Capital Partners I, L.P. and SIF V, LLC entered into a voting agreement, dated January 31, 2023 (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the parties thereto agreed with the Company, severally and not jointly, to vote their shares in support of the Private Placement, until the earlier of (a) a termination of the Subscription Agreement, (b) 11:59 p.m., eastern time, on the second trading day after the Company files its Form 10-Q for the period ending March 31, 2023 and (c) 11:59 p.m., eastern time, on May 12, 2023. Promptly following the execution of the Subscription Agreement, the stockholders who are party to the Voting Agreement and other stockholders of the Company representing more than a majority of the voting power of the Company’s common stock delivered a written consent approving the Private Placement.

Conversion of Class B Common Stock

In connection with the consummation of the Private Placement, Mr. Bair notified the Board that he will convert all shares of the Company’s Class B common stock beneficially owned by him to shares of Class A Common Stock immediately following the conclusion of the Company’s 2023 annual meeting of stockholders. Mr. Bair is the sole beneficial owner of the 14,816,236 shares of the Company’s outstanding Class B Common Stock, which currently entitle him to 10 votes per share on matters presented to the Company’s stockholders.

Stockholder Approval of Issuance of Securities for NYSE Purposes

In order to comply with the requirements of the NYSE Listed Company Manual relating to stockholder approval of certain issuances of a listed company’s common stock, immediately after the execution of the Subscription Agreement by the parties thereto, we obtained the written consent of the holders of an aggregate of 141,145,560 shares of our Class A common stock and 14,816,236 shares of our Class B common stock, representing greater than a majority of the voting power of our common stock as of such date, for the approval of the Private Placement and the issuance of an aggregate of up to 160,742,959 shares of Class A common stock upon exercise of the Warrants. The full text of the written consent by the Majority Stockholders is attached to this Information Statement as Annex A. The written consent of the Majority Stockholders was sufficient to approve the Private Placement and issuance of the shares of Class A common stock issuable upon exercise of the Warrants under the continued listing requirements of the NYSE. Therefore, no proxies or additional consents are being solicited by us.

In accordance with Exchange Act Rule 14c-2, the written consent of the Majority Stockholders will become effective no sooner than 20 days following the mailing of this Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, the Warrants will become exercisable in accordance with the terms of the Subscription Agreement.

APPROVAL OF ISSUANCE OF SECURITIES TO INVESTORS IN PRIVATE PLACEMENT

Background

As described in more detail under “Description of Private Placement, Pre-funded Warrant Subscription Agreement and Other Transaction Documents” on January 31, 2023, we entered into a Subscription Agreement with several accredited investors and related parties, pursuant to which we sold and issued an aggregate of 160,742,959 Warrants to purchase shares (the “Warrant Shares”) of the Company’s Class A common stock. Each Warrant was sold at a price of $0.5599 per Warrant and has an initial exercise price of $0.0001 per Warrant, subject to certain customary anti-dilution adjustment provisions. The gross proceeds to us from the transaction are were approximately $90 million, before deducting estimated offering expenses payable by us. We expect to use the net proceeds from the Private Placement for general corporate purposes, including working capital.

Reasons for Stockholder Approval of the Private Placement

Our Class A common stock is listed on the NYSE. The NYSE Listed Company Manual Section 312.03 requires that the Company secure stockholder approval in the event of certain transactions, including (i) the sale and issuance of securities in a private placement transaction of 20% or more of the Company’s outstanding shares of common stock for less than the Minimum Price (as defined in the NYSE Listed Company Manual Section 312.03) and (ii) the sale and issuance of securities of more than 1% of a company’s common stock to a related party for a price less than the Minimum Price.

Because the Warrants were sold for less than the Minimum Price and once fully exercised will represent more than 20% of the Company’s outstanding shares of Class A common stock and related parties purchased Warrants that once fully exercised will represent more than 1% of the Company’s Class A common stock as of the date of the Subscription Agreement, the approval of our stockholders was required under the NYSE rules. To comply with these rules, we structured the closing so that the Warrants are not exercisable into shares of Class A common stock until 21 days following the filing of this Information Statement.

Immediately after the execution of the Subscription Agreement by the parties thereto, we obtained the written consent of the holders of an aggregate of 141,145,560 shares of our Class A common stock and 14,816,236 shares of our Class B common stock, representing greater than a majority of the voting power of our common stock as of such date, pursuant to the continued listing requirements of the NYSE and in accordance with applicable provisions of the DGCL and the Company’s Certificate of Incorporation. The full text of this written consent by the Majority Stockholders is attached to this Information Statement as Annex A. The written consent of the Majority Stockholders satisfied the requirements under the NYSE Listed Company Manual Section 312.03 to approve the Private Placement and issuance of the shares of Class A common Stock issuable upon exercise of the Warrants. Therefore, no proxies or additional consents are being solicited by us in connection with the Private Placement.

No Preemptive Rights of Class A Common Stock

Our stockholders have no preemptive rights to acquire any shares issued by us under our Certificate of Incorporation, as amended, or otherwise. In addition, no share of our Class  A common stock is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Effect of the Private Placement upon Rights of Existing Stockholders

The principal effect upon the rights of our existing stockholders of the Private Placement will be a dilution in their current percentage ownership in the Company. Based on the number of shares of our common stock outstanding as of October 26, 2022, and assuming the full exercise of the Warrants, the Investors in the Private Placement will own approximately 39% of our outstanding common stock. After the exercise of all of the Warrants sold in the Private Placement, the Majority Stockholders will own approximately 60% of our outstanding common stock. The other stockholders of the Company, who owned approximately 33% of our outstanding common stock prior to the Private Placement, will be substantially diluted from an ownership standpoint and will own approximately 20% of our outstanding common stock following the exercise of all of the Warrants.

In addition, the issuance of an aggregate of 160,742,959 Warrants to purchase shares of the Class A common stock, and the resale of significant amounts of those shares, could materially and adversely affect the market price of our Class  A common stock.

Registration Rights

Under the terms of the Subscription Agreement, we agreed to file a registration statement covering the resale of the Warrant Shares within ninety (90) calendar days after the Closing (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to be declared effective (A) in the event that the SEC does not review the registration statement, thirty (30) days after the Filing Deadline, or (ii) in the event that the SEC reviews the registration statement, seventy-five (75) days after the Filing Deadline (but in any event, no later than four (4) business days following the SEC indicating that it has no further comments on the registration statement). Pursuant to the terms of the Company’s amended and restated registration rights agreement, dated September 1, 2021 (the “RRA”), any Warrant Shares acquired by Investors who are party to the RRA will be considered “registrable securities” for purposes of the RRA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Beneficial Owners

The following sets forth the beneficial ownership of the Company’s Class A common stock and Class B common stock as of January 31, 2023 by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock or Class B common stock;

•	each of Offerpad’s current named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 232,476,175 shares of Class A common stock and 14,816,236 shares of Class B common stock outstanding as of January 31, 2023. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of January 31, 2023. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of January 31, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The table below sets forth information as to beneficial owners that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than 5% of our outstanding common stock, as of January 31, 2023.

	Class A Common Stock		Class B Common Stock		Percentage of Total Voting Power
Name and Address of Beneficial Owner(1)	Shares	%	Shares	%
5% or Greater Stockholders
Entities affiliated with LL Capital Partners I, L.P.(2)	100,249,983	43.1%	—	—	26.3%
First American Financial Corporation(3)	76,789,713	27.7%	—	—	18.1%
Jerry Coleman(4)	18,714,704	8.1%	—	—	4.9%

Named Executive Officers and Directors
Brian Bair(5)	18,688,800	7.4%	14,816,236	100.0%	39.5%
Michael Burnett(6)	944,519	*	—	—	*
Benjamin Aronovitch(7)	636,094	*	—	—	*
Katie Curnutte	12,539	*	—	—	*
Kenneth DeGiorgio(9)	933,016	*	—	—	—
Alexander Klabin(8)(9)	10,512,941	4.5%	—	—	2.7%
Ryan O’Hara(9)	10,000	*	—	—	*
Sheryl Palmer(9)	35,000	*	—	—	*
Roberto Sella(2)(10)	145,823,391	52.7%	—	—	34.3%
Stephen Johnson(11)	494,334	*	—	—	*
All directors and executive officers as a group (10 individuals)	178,090,634	59.2%	14,816,236	100.0%	71.7%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2150 E Germann Rd., Suite 1, Chandler, AZ 85286.
(2)

Based solely on a Schedule 13D/A filed with the SEC on February 3, 2023. Consists of shares of Class A Common Stock held by LL Capital Partners I, L.P. and by SIF V, LLC. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the general partner of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella is the sole manager of SIF V, LLC and LLCP II GP, LLC. As the sole manager of SIF V, LLC and LLCP II GP, LLC, Roberto Sella may be deemed to have voting and dispositive power for the shares noted herein held by LL Capital Partners I, L.P. and SIF V, LLC. Each of LL Capital Partners I, L.P., SIF V, LLC and Roberto Sella separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o LL Funds, LLC, 2400 Market Street Philadelphia, PA 19103.

(3)

Based solely on a Schedule 13D/A filed with the SEC on February 2, 2023. Consists of shares of Class A Common Stock held of record by First American Financial Corporation (“First American”). The management of First American exercises voting and dispositive power with respect to these securities. The board of directors of First American is responsible for appointing all of the members of management, and no member of the board of directors of First American is deemed to beneficially own the shares of common stock held by First American. The address for First American Financial Corporation is 1 First American Way, Santa Ana, CA 97207.

(4)	Based on a Schedule 13G filed with the SEC on September 13, 2021 and other information known to the Company.
(5)

Consists of (i) 2,959,474 shares of our Class B Common Stock held by the BBAB 2021 Irrevocable Trust, (ii) 11,856,762 shares of Class B Common Stock held directly (iii) 2,885,690 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of January 31, 2023 and (iv) 893,016 shares of Class A Common Stock that would be issuable upon exercise of warrants exercisable as of or within 60 days of January 31, 2023.

(6)

Consists of (i) 918,051 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of January 31, 2023 and (ii) 26,468 shares of Class A Common Stock that would be issuable upon the vesting of restricted stock units, or RSUs, as of or within 60 days of January 31, 2023.

(7)

Consists of (i) 614,382 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of January 31, 2023 and (ii) 21,712 shares of Class A Common Stock that would be issuable upon the vesting of RSUs as of or within 60 days of January 31, 2023.

(8)

Consists of (i) 7,187,191 shares of Class A Common Stock and (ii) 3,325,750 warrants to purchase shares of Class A common stock that became exercisable beginning on October 23, 2021 held by an entity controlled by Mr. Klabin.

(9)

Does not include 80,014 shares of Class A Common Stock for Mr. Klabin, 101,922 shares of Class A Common Stock for Mr. DiGiorgio, and 84,832 shares of Class A Common Stock for each of Mr. O’Hara and Ms. Palmer, associated with RSUs that have vested, but have not yet been settled in shares of our common stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan.

(10)	Consists of 44,195,302 shares of Class A Common Stock that would be issuable upon the exercise of warrants as of or within 60 days of January 31, 2023.
(11)

Mr. Johnson is a named executive officer for the fiscal year ended December 31, 2022. Mr. Johnson was the Company’s former Chief Operating Officer and Chief Strategy Officer before his departure in September 2022. Mr. Johnson’s ownership is based on information known to the Company.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the Majority Stockholders. No security holder has requested the Company to include any proposal in this Information Statement.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single information statement to multiple stockholders who share an address unless contrary instructions have been received. We will deliver upon oral or written request a separate copy of this Information Statement to any stockholder of a shared address to which a single copy of this Information Statement was delivered. If you prefer to receive separate copies of this Information Statement or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future information statements, proxy statements or annual reports for your household, please call us at (844) 338-4539 or send your request in writing to us at the following address: 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286 Attention: Corporate Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like the Company, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.offerpad.com. Information on our website or any other website is not incorporated by reference into this Information Statement and does not constitute a part of this Information Statement unless specifically so designated and filed with the SEC.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC, which means that it can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this Information Statement. The following documents the Company filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023; and

•	Current Reports on Form 8-K filed on February 1, 2023 and February 6, 2023.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The delivery of this Information Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Information Statement or that the information herein is correct as of any later date regardless of the time of delivery of this Information Statement.

You may also request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Offerpad Solutions Inc.

Attention: Chief Legal Officer

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(844) 338-4539

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

You should rely only on the information provided in this filing. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. The Company has not authorized anyone else to provide you with any information.

By Order of the Board of Directors

/s/ Benjamin A. Aronovitch
Benjamin A. Aronovitch
Chief Legal Officer and Secretary Chandler, Arizona February 28, 2023

ANNEX A

WRITTEN CONSENT

OF THE STOCKHOLDERS

OF OFFERPAD SOLUTIONS INC.

The undersigned, being the holders of a majority of the voting power represented by the issued and outstanding shares of the voting stock of Offerpad Solutions Inc., a Delaware corporation (the “Company”), acting pursuant to the Company’s certificate of incorporation and Section 228(a) of the General Corporation Law of the State of Delaware, as amended, and in lieu of a special meeting of the stockholders of the Corporation, hereby consents to, authorizes and adopts (with respect to all shares of voting stock held by the undersigned) the following resolutions with the same force and effect as if the undersigned were personally present at a special meeting of the stockholders of the Company and had voted for the same:

Approval of Issuance of Class A Common Stock

WHEREAS, the Board of Directors of the Company (the “Board”) has determined it to be in the best interests of the Company enter into a Subscription Agreement, dated as of January 31, 2023 in substantially the form attached hereto as Exhibit A (the “Subscription Agreement”), pursuant to which the Company has agreed to issue an aggregate of up to 160,742,959 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) issuable upon exercise of pre-funded warrants to purchase Class A Common Stock for a total purchase price of approximately $90 million, before offering expenses (the “Offering”); and

WHEREAS, NYSE Rule 312.03 requires that the Company secure stockholder approval in the event of certain transactions, including (i) the sale and issuance of securities in a private placement transaction of 20% or more of the Company’s outstanding shares of common stock for less than the Minimum Price (as defined in NYSE Rule 312.03) and (ii) the sale and issuance of securities of more than 1% of a company’s common stock to a related party for a price less than the Minimum Price.

NOW, THEREFORE, BE IT RESOLVED, that the execution, delivery and performance by the Company of the Subscription Agreement, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of shares of the Class A common stock pursuant to the terms and conditions thereof, shall be, and they hereby are, authorized, approved and adopted for all purposes and in all respects.

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